UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2022 (August 22, 2022)

GENESIS GROWTH TECH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41138	98-1601264
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 3 Hergiswil Nidwalden, Switzerland	6052
(Address of principal executive offices)	(Zip Code)

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +41 78 607 99 01

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	GGAAU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of the units	GGAA	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	GGAAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

Memorandum of Understanding

On August 22, 2022, Genesis Growth Tech Acquisition Corp., an exempted company incorporated under the laws of the Cayman Islands (“GGAA”), and Biolog-ID, a société anonyme organized under the laws of France (“Biolog-id”), signed a memorandum of understanding (the “MoU”) with respect to the contemplated merger of GGAA with and into Biolog-id. It is contemplated that, subject to the exercise of the Option (as defined below) and entry into the BCA (as defined below), GGAA and Biolog-id shall engage in a series of transactions pursuant to which, among other transactions, GGAA will merge with and into Biolog-id (the “Merger”), with Biolog-id continuing as the surviving entity upon the closing of the transactions contemplated by the MoU and the BCA (defined below) (the “Closing”). By virtue of the Merger, each ordinary share of GGAA issued and outstanding immediately prior to the effective time of the Merger (after giving effect to the Warrant Conversions (defined below) and any redemptions) (the “GGAA Shares”) would be automatically cancelled and extinguished and exchanged for a number of ordinary shares of Biolog-id as determined in accordance with the exchange ratio described in the BCA (as defined below). GGAA shareholders will receive such Biolog-id ordinary shares in the form of American depositary shares (“ADSs”) following the valid deposit of such Biolog-id ordinary shares with a depositary bank with which Biolog-id will establish a sponsored American depositary receipt facility. The board of directors of each of GGAA (the “GGAA Board”) and of Biolog-id (the “Biolog-id Board”) has unanimously approved the MoU.

Pursuant to the MoU and in accordance with applicable French law, the parties have agreed to initiate a consultation with the social and economic committee (comité social et économique) of Biolog-id (the “Works Council”) concerning the Merger. To facilitate the consultation process, GGAA submitted its irrevocable and binding commitment (the “Option”) for the Merger upon, and subject to, the terms and conditions of the Business Combination Agreement attached as Appendix 1 to the MoU (the “BCA”) to be entered into by the parties if Biolog-id exercises the Option upon the completion of the consultation process. Following the completion of the consultation process with the Works Council, Biolog-id may decide to either (i) proceed with the transactions as contemplated by the MoU, in which case Biolog-id would exercise the Option and specify the date on which the BCA shall be executed by the parties; or (ii) not proceed with the transactions as contemplated by the MoU and terminate the MoU in accordance with and subject to its terms.

If the Option has not been exercised on or before the earlier of (i) five business days after the completion or deemed completion of the consultation process and (ii) December 22, 2022 (unless extended in writing by the parties) (the “Expiry Date”), the Option will automatically terminate.

Biolog-id has committed to, among other things, initiating the consultation process as soon as reasonably practicable, including: (i) ensuring that a meeting of the Works Council is convened as soon as practicable (but no later than three business days after the date of the MoU); and (ii) using reasonable best efforts, to pursue diligently and comply with all relevant obligations in respect of the consultation process with a view to obtaining an opinion (whether favorable or not) from the Works Council in relation to the Merger in accordance with applicable French laws as soon as possible after initiation of the consultation process.

GGAA has agreed to cooperate in the consultation process including by (i) providing relevant documents and information to the Works Council; (ii) answering questions raised by the Works Council; and (iii) attending any meeting of the Works Council with the relevant employees and employee representatives. Biolog-id has agreed to provide GGAA with a copy of the opinion delivered by the Works Council or, if the Works Council has not issued an opinion, all reasonable elements evidencing that the consultation process is deemed to have been duly completed. Each of the parties will consider in good faith any issues and proposals of the Works Council (but neither party is obligated to agree to any modification of the MoU or the BCA and the Option may be exercised by Biolog-id even if the Works Council issues an unfavorable opinion).

Under the MoU, GGAA has also agreed to commence the process (including making the notification and filings under appliable French law required under the BCA) to obtain the receipt of the express unconditional decision of the French Ministry in charge of the economy (Ministère de L’Économie) pursuant to French Foreign Investment Law authorizing completion of the Merger or the written confirmation that no such prior authorization is required (the “French Foreign Investment Clearance”).

GGAA and Biolog-id have agreed that, during the period from the date of the MoU and until the earlier of (i) the execution date of the BCA; and (ii) six (6) months from the date of the MOU, Biolog-id shall not, directly or indirectly, through its directors, officers, employees and advisors: (a) pursue, initiate or solicit any discussion with third parties in connection with an Alternative Transaction (as defined in the MoU), (b) solicit other offers relating to the transfer of its shares or the disposal of any material part of its assets, (c) provide any non-public information to any third party or (d) otherwise cooperate in any way with respect to any Alternative Transaction with a third party.

The MoU contains certain termination rights for each of Biolog-id and GGAA, including if the transactions contemplated by the MoU have not been consummated on or prior to the Expiry Date. If Biolog-id does not exercise the Option prior to the Expiry Date, it has agreed to compensate GGAA for all reasonable external advisors and counsels costs and expenses incurred in connection with the contemplated Merger up to a maximum amount of $2 million.

The foregoing description of the MoU does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the MoU, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K, and the terms of which are incorporated herein by reference.

Business Combination Agreement

Set forth below is a description of the BCA which will only be executed if Biolog-id validly exercises the Option following the completion of the consultation process with its Works Council.

The Merger

Immediately prior to the Effective Time, GGAA will effect the Warrant Conversion and Biolog-id will effect the Share Split (each as described below). The “Effective Time” means the moment in time at which Closing occurs.

At the Effective Time, (i) GGAA will merge into Biolog-id and the GGAA Shares will be automatically canceled and extinguished in exchange for a number of Biolog-id ordinary shares determined in accordance with the exchange ratio (such Biolog-id shares to be received in the form of American Depositary Shares (“ADSs”) following the deposit thereof in the related depositary facility); and (ii) Biolog-id will continue as the surviving entity under the laws of France and the separate existence of GGAA under the laws of the Cayman Islands shall cease, in each case, on the terms and subject to the conditions set forth in the BCA and Agreement of Merger (as defined below) and in accordance with the provisions of applicable law (collectively, and, together with the other transactions contemplated by the BCA and the ancillary documents to be entered into in connection with the BCA, collectively, the “Business Combination”).

At the Effective Time by virtue of the Merger, GGAA’s existing shareholders (including GGAA’s sponsor, Genesis Growth Tech LLC, the “Sponsor”) will be entitled to receive, in exchange for their GGAA Shares, ordinary shares of Biolog-id representing approximately 54.2% of the issued and outstanding combined company ordinary shares (by virtue of receiving such shares in the form of ADSs) with Biolog-id’s existing shareholders owning Biolog ordinary shares representing approximately 45.8% of such outstanding combined company ordinary shares. These percentages are calculated based on a number of assumptions and are subject to adjustment in accordance with the terms of the BCA. These relative percentages assume (i) an Equity Value (as defined in the BCA) of $312 million; (ii) that none of GGAA’s existing public shareholders exercise their redemption rights under the governing documents of GGAA; (iii) that neither GGAA nor Biolog-id issues any additional ordinary shares prior to the closing of the Merger; and (iv) completion of the Share Split and Warrant Conversion (as defined below). If any of GGAA’s existing public shareholders exercise their redemption rights, or any of the other assumptions are not true, these percentages will be different.

In accordance with applicable French law, for the purposes of the Merger, the value of GGAA and Biolog-id as well as the exchange ratio will be submitted to the review of one or several independent appraisers to be appointed by the French courts.

GGAA Warrant Amendment Proposal and Warrant Conversion

At an extraordinary general meeting of GGAA’s (i) public warrantholders and (ii) private warrantholders (or by written consent in lieu of such meeting), GGAA’s public and private warrantholders will be asked to consider and vote on a proposal (collectively, the “Warrant Amendment Proposal”) to approve an amendment of the warrant agreements governing GGAA’s outstanding warrants. Pursuant to such amendments, immediately prior to the Effective Time, each of GGAA’s outstanding warrants will be automatically canceled and extinguished and converted into (x) 0.4444 of one GGAA class A ordinary share (for each GGAA private warrant) or (y) 0.1111 of one GGAA class A ordinary share (for each GGAA public warrant) (such conversions, collectively, the “Warrant Conversion”). GGAA currently has 8,875,000 private warrants and 12,650,000 public warrants issued and outstanding which in connection with the Merger, collectively, would be automatically converted into 5,349,465 GGAA class A ordinary shares immediately prior to the Effective Time. Approval of the Warrant Amendment Proposal is a condition to the consummation of the Business Combination.

Biolog-id Share Split

Immediately prior to the Effective Time, Biolog-id will effect a share split to cause the value of each Biolog-id ordinary share immediately prior to the Effective Time to equal $10.00 per share (the “Share Split”). The consideration to be issued to the GGAA shareholders will be adjusted if the Share Split is not effected.

Representations and Warranties

The BCA contains representations and warranties of each of the parties thereto that are customary for transactions of this type. Other than representations and warranties related to investigation and exclusivity of representations and warranties, the representations and warranties of the respective parties to the BCA generally will not survive the Effective Time.

Covenants

The BCA also contains certain customary covenants by each of the parties during the period between the signing of the BCA and the earlier of the Effective Time or the termination of the BCA in accordance with its terms, including with respect to (1) the operation of their respective businesses in the ordinary course of business; (2) confidentiality and the provision of access to the directors, officers, books and records and properties and properties of Biolog-id and GGAA, respectively; (3) press releases or public announcements; (4) tax matters and transfer taxes; (5) exclusive dealing; (6) preparation of the Registration Statement/Proxy Statement (as defined below); (7) GGAA shareholder approval and GGAA warrantholder approval; (8) the Nasdaq Stock Market, LLC (“Nasdaq”) listing; (9) the GGAA trust account; (10) Biolog-id’s shareholder approval; (11) the Registration Rights Agreement (as defined below); (12) financial statements; (13) Biolog-id’s adoption of an equity incentive plan; (14) Biolog-id related party transactions; (15) ancillary agreements being entered into in connection with the Business Combination; and (16) the Extension (as defined in the BCA).

As promptly as reasonably practicable following the execution of the BCA, Biolog-id and GGAA will prepare, and Biolog-id will file with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement of Biolog-id on Form F-4 (the “Registration Statement”) relating to the transactions contemplated by the BCA and the ancillary documents and containing a prospectus of Biolog-id and a proxy statement of GGAA the (“Registration Statement/Proxy Statement”).

Each of GGAA and Biolog-id have also agreed to take all action within their powers as may be necessary or appropriate such that, effective immediately after the closing of the Business Combination, the surviving entity board of directors (the “Post-Closing Board”) shall consist of seven directors, five of whom will be designated by Biolog-id and one of whom will be designated by the Sponsor. The seventh director will be Biolog-id’s chief executive officer.

GGAA also agreed to extend the time to complete a business combination by up to an additional six months in accordance with the terms and procedures of its amended and restated memorandum and articles of association (the “Extension”) to the extent necessary to consummate the Closing, provided that Biolog-id transfers to GGAA or Sponsor funds up to $5,060,000 to the extent necessary to effect such extension. GGAA is not obligated to repay such funds to Biolog-id unless at the time the BCA is terminated all of the conditions to Closing are satisfied or waived by the applicable party and the primary reason that the Closing has not occurred is that GGAA has intentionally breached its obligations under the BCA to consummate the Closing.

Conditions to Each Party’s Obligations

The obligation of GGAA and Biolog-id to consummate the Business Combination is subject to the fulfillment or waiver of certain closing conditions:

●	the absence of any order, law or other legal restraint or prohibition issued by any court of competent jurisdiction or other governmental entity of competent jurisdiction preventing the consummation of the Business Combination;

●	the Registration Statement/Proxy Statement having been declared effective, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement/Proxy Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

●	the approval of the Merger and applicable related matters by the requisite GGAA shareholders and approval by the requisite holders of GGAA warrants of the Warrant Amendment Proposal;

●	the approval of the Merger and certain related matters by Biolog-id’s shareholders and warrantholders;

●	any applicable waiting period required prior to the Merger under the French Commercial Code (as defined in the BCA) will have expired or terminated;

●	the French Foreign Investment Clearance (as defined in the BCA) being obtained;

●	any approvals required by a Governmental Entity under applicable antitrust or competition Laws being obtained; and

●	GGAA having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities and Exchange Act of 1934, as amended) immediately after the Effective Time.

In addition, the obligation of GGAA to consummate the Business Combination is subject to the fulfillment or waiver of other closing conditions:

●	accuracy of the representations and warranties made by Biolog-id in the BCA;

●	Biolog-id shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by Biolog-id under the BCA at or prior to the Closing;

●	since the date of the BCA, no Biolog-id Material Adverse Effect (as defined in the BCA) having occurred that is continuing;

●	the Biolog-id Preferred Shares Conversion (as defined in the BCA), the Biolog-id Warrants Termination (as defined in the BCA) and, if any Biolog-id Convertible Bonds (as defined in the BCA) are outstanding prior to the Closing, the Biolog-id Convertible Bond Conversion (as defined in the BCA) shall have been consummated by Biolog-id;

●	at or prior to the Closing, Biolog-id shall have delivered, or caused to be delivered, to GGAA the Registration Rights Agreement duly executed by an authorized officer of Biolog-id;

●	Biolog-id shall have taken all actions necessary or appropriate such that effective immediately after the Effective Time, the Post-Closing Board shall consist of the individuals as agreed upon pursuant to the terms of the BCA; and

●	at or prior to the Closing, Biolog-id shall have delivered, or caused to be delivered, to GGAA a certificate duly executed by an authorized officer of Biolog-id.

In addition, the obligation of Biolog-id to consummate the Business Combination is subject to the fulfillment or waiver of other closing conditions, including, but not limited to:

●	accuracy of the representations and warranties made by GGAA in the BCA;

●	GGAA shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by GGAA under the BCA at or prior to the Closing;

●	since the date of the BCA, no GGAA Material Adverse Effect (as defined in the BCA) having occurred that is continuing;

●	at or prior to the Closing, GGAA shall have delivered, or caused to be delivered, to Biolog-id a certificate duly executed by an authorized officer of GGAA;

●	at or prior to the Closing, GGAA shall have delivered, or caused to be delivered, to Biolog-id the GGAA Warrant Amendment (as defined in the BCA); and

●	as of immediately prior to the Closing, an amount equal to (a) the funds contained in the Trust Account (as defined in the BCA) as of immediately prior to the Effective Time, plus (b) all proceeds and funds received by Biolog-id through a financing consummated substantially concurrently with and subject to the Closing; plus (c) all proceeds and funds received by the GGAA through a financing consummated on or after the date hereof to the extent such proceeds remain on hand at the Closing, minus (d) the aggregate amount of cash proceeds that will be required to satisfy the redemption of any GGAA Shares pursuant to the GGAA Shareholder Redemptions (to the extent not already deducted from the amount contemplated in clause (a) above), shall equal or exceed $20,000,000; provided, that the amount contemplated by clauses (a) through (d) do not include any amounts used or necessary to pay any GGAA Expenses (as defined in the BCA) or Biolog-id Expenses (as defined in the BCA) or any amount used or necessary to pay any amount to Sponsor or its Affiliates with respect to the negotiation, execution or consummation of the transactions contemplated by the BCA.

Termination

The BCA may be terminated under certain customary and limited circumstances prior to the Closing (i) by mutual written consent of GGAA and Biolog-id; (ii) by GGAA upon a breach of any representation, warranty, covenant or agreement by Biolog-id such that a corresponding condition to closing is not satisfied and such breach is not cured within the time periods specified in the BCA; (iii) by Biolog-id upon a breach of any representation, warranty, covenant or agreement by GGAA such that a corresponding condition to closing is not satisfied and such breach is not cured within the time periods specified in the BCA; and (iv) by either GGAA or Biolog-id in certain other circumstances set forth in the BCA, including (a) if the Closing has not occurred on or prior to May 13, 2023; (b) if any governmental entity of competent jurisdiction shall have issued an order permanently enjoining or prohibiting the Closing and such order shall have become final and nonappealable; (c) if the GGAA shareholders meeting has been held (including any adjournment thereof) and has concluded, and GGAA’s shareholders have duly voted and the GGAA Shareholder Approval (as defined in the BCA) was not obtained; and (d) if the GGAA warrantholders meeting has been held (including any adjournment thereof) or consent has been sought (in the case of the private warrants), such meeting or consent effort has concluded, the holders of GGAA warrants have duly voted or acted and the GGAA Warrant Holder Approval (as defined in the BCA) was not obtained from either the GGAA public or private warrantholders.

The foregoing description of the BCA does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the form of BCA, a copy of which is attached as Exhibit 2.2 to this Current Report on Form 8-K, and the terms of which are incorporated herein by reference. The BCA contains representations, warranties and covenants that the respective parties shall make to each other as of the date of the BCA or other specific dates. The assertions embodied in those representations, warranties and covenants are made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the BCA are also modified in important part by the underlying disclosure schedules which shall not be filed publicly and which shall be subject to a contractual standard of materiality different from that generally applicable to shareholders and shall be used for the purpose of allocating risk among the parties rather than establishing matters as facts. GGAA does not believe that these schedules contain information that is material to an investment decision.

Item 7.01 Regulation FD Disclosure.

On August 23, 2022, GGAA issued a press release announcing the execution of the MoU in connection with the contemplated Merger. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing by GGAA under the Securities Act or the Exchange Act.

Additional Information

In connection with the proposed business combination, if Biolog-id exercises the Option under the MoU, Biolog-id intends to file with the SEC a Registration Statement on Form F-4, including a proxy statement of GGAA and prospectus of Biolog-id. GGAA’s shareholders and public warrantholders and other interested persons are advised to read, when available, the proxy statement/prospectus and the amendments thereto, as well as other documents filed with the SEC in connection with the proposed Merger and the Warrant Amendment Proposal to effect the warrant conversion, as these materials will contain important information about the businesses of Biolog-id and GGAA, the proposed Merger and the Warrant Amendment Proposal to effect the warrant conversion. When available, the proxy statement/prospectus and other relevant materials for the proposed Merger and the related Warrant Amendment Proposal will be mailed to all GGAA shareholders and public warrantholders. GGAA shareholders and public warrantholders will also be able to obtain copies of the proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC's website at www.sec.gov, or by visiting the Genesis website at https://www.genesisgrowthtechspac.com/filings.

Participants in the Solicitation

GGAA, Biolog-id and certain of their respective directors and executive officers may be deemed participants in the solicitation of proxies from GGAA’s shareholders and public warrantholders with respect to the proposed Merger and Warrant Amendment Proposal (if the Option under the MoU is exercised). A list of the names of those directors and executive officers and a description of their interests in GGAA and/or the proposed Merger will be included in the proxy statement/prospectus for the proposed Merger and Warrant Amendment Proposal when available. The definitive proxy statement of GGAA will be mailed to GGAA’s shareholders and public warrantholders as of a record date to be established for voting on the proposed Merger and Warrant Amendment Proposal when it becomes available. A free copy of the proxy statement of GGAA, as well as other filings containing information about GGAA, can be found at www.sec.gov or by directing a request to GGAA or Biolog-id.

Forward Looking Statements

Certain statements made or incorporated by reference herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements reflect GGAA’s or Biolog-id’s current expectations or beliefs concerning future events and actual events may differ materially from current expectations. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside GGAA’s and Biolog-id’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the occurrence of any event, change, or other circumstances that could give rise to the termination of the BCA; the amount of any redemption requests made by GGAA’s public shareholders; the outcome of any legal proceedings that may be instituted against GGAA and Biolog-id following the announcement of the BCA and the transactions contemplated therein; the inability to complete the proposed Business Combination, including due to failure of Biolog-id to exercise the Option or to obtain the approval of GGAA’s shareholders and warrantholders (with respect to certain warrant amendments and warrant conversions) and Biolog-id’s shareholders, certain regulatory approvals, or satisfy other conditions to closing in the BCA, including the satisfaction of the minimum cash condition following redemptions by GGAA’s public shareholders; the impact of COVID-19 on Biolog-id’s business and/or the ability of the parties to complete the proposed Business Combination; the inability to obtain or maintain the listing of Biolog-id’s ADSs on Nasdaq following the proposed Business Combination; the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the proposed Business Combination; Biolog-id’s ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably; the commercial success of Biolog-id’s solutions and ability to attain significant market acceptance; continued growth of the data and analytics market and Biolog-id’s ability to expand into broader segments of the addressable market; Biolog-id’s ability to penetrate foreign markets and promote its solutions; Biolog’s ability to grow new and maintain existing relationships with customers; continued development of patented technology and protection of these intellectual property rights; the timing and amount of estimated future production, costs of production, capital expenditures and requirements for additional capital of Biolog-id; Biolog-id’s cash flow provided by operating activities; Biolog-id’s dependence on key management personnel and executive officers; supply chain issues and other risks and uncertainties indicated from time to time in the proxy statement of GGAA and prospectus of Biolog-id relating to the proposed Business Combination, including those under “Risk Factors” therein, and in GGAA’s other filings with the SEC. GGAA and Biolog-id caution that the foregoing list of factors is not exclusive. GGAA and Biolog-id caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. GGAA and Biolog-id do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

No Offer or Solicitation

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of GGAA, the combined company or Biolog-id, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Memorandum of Understanding, dated as of August 22, 2022 by and between Biolog-ID S.A. and Genesis Growth Tech Acquisition Corp.*
2.2	Form of Business Combination Agreement (attached as Appendix 1 to the Memorandum of Understanding)
99.1	Press Release, dated August 23, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and annexes have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or annex will be furnished as a supplement to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS GROWTH TECH ACQUISITION CORP.

Date: August 23, 2022	By:	/s/ Eyal Perez
	Name:	Eyal Perez
	Title:	Chief Executive Officer, Chief Financial Officer and Director